EXHIBIT 10.1

Execution Copy

OMNIBUS AGREEMENT

BY AND AMONG

PETROLOGISTICS LP

PETROLOGISTICS GP LLC

PROPYLENE HOLDINGS LLC

PL MANUFACTURING LLC

AND

PL PROPYLENE LLC

DATED MAY 9, 2012

OMNIBUS AGREEMENT

This Omnibus Agreement, dated as of May 9, 2012 (this “Agreement”), is entered into by and among PetroLogistics LP, a Delaware limited partnership (the “Partnership”), PetroLogistics GP LLC, a Delaware limited liability company (the “General Partner”), Propylene Holdings LLC, a Delaware limited liability company (“Propylene Holdings”), PL Manufacturing LLC, a Delaware limited liability company (“PL Manufacturing”), and PL Propylene LLC, a Delaware limited liability company (“PL Propylene”).  The above-named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, PL Propylene is a party to those certain swap transactions, dated October 7, 2011, with J. Aron & Company (together with its affiliates, successors and/or assigns, the “Hedge Counterparty”), which are intended to reduce PL Propylene’s exposure to propane prices for the years ending December 31, 2012 and 2013 (the “Hedging Arrangements”); and

WHEREAS, in connection with the closing of the initial public offering (the “Initial Offering”) of the Partnership, PL Propylene has been contributed to the Partnership pursuant to the terms of a Contribution, Conveyance and Assumption Agreement, dated March 30, 2012, by and among the Partnership, Propylene Holdings and PL Manufacturing; and

WHEREAS, the Parties desire to enter into this Omnibus Agreement in order for the Partnership to allocate the obligations and rights of PL Propylene under the Hedging Arrangements; and

WHEREAS, in connection with this Agreement, the owners of 100% of the issued and outstanding equity interests in PL Manufacturing (together the “PL Manufacturing Members”) will enter into a common unit pledge agreement (the “Pledge Agreement”), pursuant to which they will pledge to PL Manufacturing common units representing limited partner interests in the Partnership (“Common Units”), distributions on which shall be paid by PL Manufacturing to the General Partner as the primary means for funding any contributions that shall be made by the General Partner to the Partnership pursuant to this Agreement; and

WHEREAS, initially, each of the PL Manufacturing Members will pledge all of the Common Units that they own upon the closing of the Initial Offering (the “Initially Pledged Units”) to secure the obligations of PL Manufacturing, Propylene Holdings and the General Partner under this Agreement (any Initially Pledged Units that have not been liquidated pursuant to Section 1.5 or released and not recontributed pursuant to Section 1.9 of this Agreement are herein referred to as “Pledged Units”); and

WHEREAS, the Parties desire that all Common Units owned by PL Manufacturing immediately following the closing of the Initial Offering shall be subject to the provisions of this Agreement (the “Initial PL Manufacturing Units”) (any Initial PL Manufacturing Units that have not been liquidated pursuant to Section 1.5 or released and not recontributed pursuant to Section 1.9 of this Agreement are herein referred to as “PL Manufacturing Units”); and

WHEREAS, this Agreement amends the First Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”) to the extent that this Agreement relates to contributions to the Partnership by the General Partner and distributions from the Partnership to the General Partner and the allocation of income, gains, deductions and losses arising from the Hedging Arrangements.

ARTICLE I

ALLOCATION OF RIGHTS AND OBLIGATIONS UNDER
THE HEDGING ARRANGEMENTS

Section 1.1             Assumption of Obligations and Assignment Rights under Hedging Arrangements.  The Parties agree that, from and after the date of this Agreement, the General Partner assumes all of PL Propylene’s obligations arising under the Hedging Arrangements and shall be allocated all rights thereunder.

Section 1.2             Hedging Gains.  All payments received by PL Propylene under the Hedging Arrangements during any fiscal quarter shall be distributed (a “Special Distribution”) by the Partnership to the General Partner as soon as practicable following the date that the Partnership pays the quarterly distribution in respect of such fiscal quarter (the “Quarterly Distribution Date”) to the holders of its Common Units.  As soon as reasonably practicable following its receipt of a Special Distribution, the General Partner shall distribute such Special Distribution to Propylene Holdings, which shall distribute such amount to PL Manufacturing, which shall (1) distribute amounts attributable to the Pledged Units to each PL Manufacturing Member on a pro rata basis according to its respective percentage ownership of the Pledged Units at the time and (2) at the sole discretion of the board of directors of PL Manufacturing (the “Manufacturing Board’), either retain any cash attributable to the PL Manufacturing Units at PL Manufacturing or distribute such cash to the PL Manufacturing Members in accordance with PL Manufacturing’s limited liability company agreement.  For avoidance of doubt, the Special Distributions shall not be considered a distribution on Pledged Units or PL Manufacturing Units for purposes of this Agreement.

Section 1.3             Hedging Losses.  Promptly following the Quarterly Distribution Date in respect of any fiscal quarter in which PL Propylene is required to make net payments to the Hedge Counterparty (the amount of such payments, the “Quarterly Hedge Payment Obligation”), PL Manufacturing shall pay to the General Partner an amount equal to the Quarterly Hedge Payment Obligation in the manner set forth in Sections 1.4 and 1.5 of this Agreement, and the General Partner shall make, on behalf of the holders of the Pledged Units and the PL Manufacturing Units, a capital contribution to the Partnership in an amount equal to the Quarterly Hedge Payment Obligation (a “GP Capital Contribution”).

Section 1.4             Payment of Contributions to the General Partner.  PL Manufacturing, as Collateral Agent, shall use any distributions that it is entitled to receive on the Pledged Units and any distributions on any PL Manufacturing Units to (1) first, contribute to the General Partner an amount equal to any Quarterly Hedge Payment Obligation for the quarter in respect of which the quarterly distribution was paid, (2) second, establish and maintain a cash reserve in such amount as is reasonably necessary, which shall be calculated as the amount, if any, of the expected shortfall between the projected future quarterly distributions on the Pledged Units and PL Manufacturing Units at such time and the projected future Quarterly Hedge Payment Obligations at such time (the “Cash Reserve”), which may be increased above this reasonably necessary amount at the sole discretion of PL Manufacturing, and (3) third, distribute any excess cash attributable to the Pledged Units to the PL Manufacturing Members on a pro rata basis according to its respective percentage ownership of the Pledged Units at the time and (4) fourth, at the sole discretion of the Manufacturing Board, either retain any excess cash attributable to the PL Manufacturing Units at PL Manufacturing or distribute such cash to the PL Manufacturing Members in accordance with PL Manufacturing’s limited liability company agreement.

Section 1.5             Cash Contribution Option.  If the Quarterly Hedge Payment Obligation for any quarter exceeds the sum of (1) the total quarterly distribution that is paid on the Pledged Units in respect of such quarter and (2) the Cash Reserve, each of PL Manufacturing and the PL Manufacturing Members shall have the right to fund its pro rata share of the shortfall in cash, which PL Manufacturing shall pay to the General Partner to fund a portion of the GP Capital Contribution.  If PL Manufacturing or any PL Manufacturing Member fails to so fund its pro rata portion of any such shortfall, PL Manufacturing shall liquidate a number of Pledged Units or PL Manufacturing Units, as applicable, sufficient to cover PL Manufacturing’s or such PL Manufacturing Member’s, share of the shortfall, the proceeds of which liquidation shall be paid by PL Manufacturing to the General Partner, and any excess proceeds shall be retained by PL Manufacturing or distributed to such PL Manufacturing Member, as applicable.

Section 1.6             Limitation on Liability of each PL Manufacturing Member.  The liability of each PL Manufacturing Member shall be limited to the sum of (1) the quarterly distributions that are paid by the Partnership on such PL Manufacturing Member’s Pledged Units and not distributed to such PL Manufacturing Member in accordance with clause 3 of Section 1.4 of this Agreement and (2) the proceeds from the liquidation of such PL Manufacturing Member’s Pledged Units as contemplated in Section 1.5 of this Agreement. The PL Manufacturing Members shall not be required to contribute cash or additional Common Units to fund any shortfall other than as specifically contemplated hereby.

Section 1.7             Limitation on Liability of PL Manufacturing.  The liability of PL Manufacturing shall be limited to the sum of (1) the quarterly distributions that are paid by the Partnership on the PL Manufacturing Units and not distributed by PL Manufacturing in accordance with clause 4 of Section 1.4 by PL Manufacturing in accordance with the terms of this Agreement and (2) the proceeds from the liquidation of any PL Manufacturing Units as contemplated in Section 1.6 of this Agreement. PL Manufacturing shall not be required to contribute cash or additional Common Units to fund any shortfall other than as specifically contemplated hereby.

Section 1.8             Limitation on Liability of the General Partner.  The liability of the General Partner shall be limited to any cash that the General Partner has on hand at the time that such liability arises, excluding any cash of the Partnership or its subsidiaries.

Section 1.9             Minimum Number of Pledged Units.  From time to time, PL Manufacturing may release Pledged Units and PL Manufacturing Units (on a pro rata basis) from the Pledge Agreement, provided, however, that the market value of all Pledged Units and all PL

Manufacturing Units must at all times be equal to or greater than ten (10) times the mark-to-market value of the Hedging Arrangements.  If, after PL Manufacturing has released Common Units pursuant to this Section 1.9, the mark-to-market value of the Hedging Arrangements exceeds 1/10th of the value of all then Pledged Units and PL Manufacturing Units, PL Manufacturing shall recontribute and shall require, pursuant to the terms of the Pledge Agreement, the PL Manufacturing Members to re- pledge a number of Common Units such that the market value of all Pledged Units and PL Manufacturing Units is equal to or greater than ten (10) times the mark-to-market value of the Hedging Arrangements, provided, however, that no PL Manufacturing Member shall be required to pledge a number of Common Units that exceeds its pro rata share of the Initially Pledged Units, and the number of PL Manufacturing Units that are subject to this Agreement shall not exceed the Initial PL Manufacturing Units.

Section 1.10           Capital Accounts.  Notwithstanding anything to the contrary contained in the Partnership Agreement, any items of income, gain, loss and deduction of the Partnership arising from or relating to the Hedging Arrangements shall be specially allocated (for purposes of maintaining the Capital Accounts (as defined in the Partnership Agreement), in determining the rights of the Partners (as defined in the Partnership Agreement) among themselves and for U.S. federal income tax purposes) 100% to the holders of the Pledged Units and the PL Manufacturing Units, pro rata in proportion to their ownership of such units in the aggregate.

ARTICLE II

MISCELLANEOUS

Section 2.1             Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 2.2             Successors and Assigns. No Party may assign its rights or obligations hereunder without written consent of the other Parties; in the event of any assignment, an assigning PL Manufacturing Member shall continue to be bound by this agreement unless their obligations hereunder are expressly assumed by the assignee.

Section 2.3             No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and, other than as set forth in Section 2.4 hereof, are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 2.4             Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 2.5             Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein; for the avoidance of doubt, this Agreement shall constitute an amendment to the Partnership Agreement to the extent that this Agreement relates to contributions to the Partnership by the General Partner on behalf of the holders of the Pledged Units and the PL Manufacturing Units and distributions from the Partnership to the General Partner for the benefit of the holders of the Pledged Units and the PL Manufacturing Units and allocations of items of income, gain, loss and deduction arising from or relating to the Hedging Arrangements.

Section 2.6             Amendment or Modification.  This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 2.7             Amendment and Termination of Hedging Arrangements.  PL Propylene or the Partnership may terminate, amend or otherwise modify the Hedge Arrangements without the prior written consent of any of the Parties.

Section 2.8             Term.  This Agreement shall remain in force until the Hedging Arrangements expire or are terminated.  Upon the expiration or termination of the Hedging Arrangements, PL Manufacturing shall (1) retain and distribute the Cash Reserve, if any, on a pro rata basis to PL Manufacturing Members who own Pledged Units and (2) return all remaining Pledged Units to the respective PL Manufacturing Members.

Section 2.9             Applicable Law; Forum, Venue and Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

Section 2.10           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

 [Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

PL PROPYLENE LLC

By:	PetroLogistics LP, its sole member
	By:	PetroLogistics GP LLC, its general Partner

	By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

PETROLOGISTICS LP

By:	PetroLogistics GP LLC, its general partner

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

PETROLOGISTICS GP LLC

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

PROPYLENE HOLDINGS LLC

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer
Title:

PL MANUFACTURING LLC

By:	/s/ Nathan Ticatch
	Name:	Nathan Ticatch
	Title:	President